Exhibit 99.1

RE/MAX Holdings Provides Third Quarter 2020 Guidance And Announces The Acquisition Of Gadberry Group

Updates Key Performance Metrics; Timing of Q3 2020 Earnings Release and Call Announced

DENVER, Sept. 21, 2020 /PRNewswire/ -- RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, the first national mortgage brokerage franchise brand in the U.S., today provided the Company's third quarter 2020 operational and financial outlook in advance of the Company's quarterly earnings release expected to be issued on November 5, 2020.

Operating Statistics as of August 31, 2020

(Compared to August 31, 2019)

  Total RE/MAX agent count increased 4.4% to 133,454 agents
  U.S. and Canada combined agent count decreased 0.9% to 83,352 agents
  Total open Motto Mortgage franchises increased 23.3% to 127 offices1

Outlook

For the third quarter of 2020, RE/MAX Holdings expects:

  Agent count to increase 4.0% to 4.5% over third quarter 2019;
  Revenue in a range of $69.0 million to $71.0 million (including revenue from the Marketing Funds in a range of $16.5 million to $17.5 million); and
  Adjusted EBITDA2 in a range of $28.0 million to $30.0 million.

The Company's third quarter 2020 Outlook includes the wemlo and Gadberry Group acquisitions and assumes no further currency movements, acquisitions or divestitures.

Gadberry Group Acquisition

Today, RE/MAX Holdings announced the acquisition of the Gadberry Group. Gadberry Group is a location intelligence data company whose products have been instrumental in the success of the newly launched www.remax.com consumer website. Founded in 2000, Gadberry Group's team is comprised of a total of 16 employees including engineers, data scientists and customer success experts who specialize in building best-in-class products that help clients solve geospatial challenges through accurate and precise location data. Gadberry Group will continue to serve non-RE/MAX clients while maintaining their contributions to the RE/MAX technology stack.

"The acquisition of Gadberry Group is another building block in the RE/MAX quest to become the worldwide leader in real estate technology," said Adam Contos, RE/MAX Holdings CEO. "For our RE/MAX brand, Gadberry Group is highly complementary to both our First app and booj platform, further strengthens our overall technology infrastructure, and bolsters our formidable data and analytic capabilities. For RE/MAX Holdings, Gadberry Group further broadens our revenue mix and represents another attractive avenue for growth."

No financial details concerning the Gadberry Group acquisition were disclosed. Consideration paid was comprised of cash and the Company's stock. RE/MAX Holdings expects the acquisition of Gadberry Group to have a negligible impact to its third quarter 2020 financial results and to be accretive to Adjusted EBITDA2 and Adjusted EPS2 beginning in 2022.

Earlier this month, RE/MAX Holdings announced the acquisition of wemlo - a 20-month-old, Florida-based startup reshaping mortgage loan processing in the mortgage broker channel. Wemlo developed the first "Service Cloud" for mortgage brokers, combining third-party loan processing with an all-in-one digital platform. Its product offers the only enterprise-grade solution of its kind in the mortgage brokerage space. Wemlo will become integrated within the Motto Mortgage product ecosystem and be available to independent mortgage brokerages to retain their services as well.

Both additions are tuck-in acquisitions aimed to diversify RE/MAX Holdings' revenue and growth opportunities, while reinforcing the Company's acquisition strategy of adding innovative companies that deliver value and improve the customer experience. RE/MAX Holdings will provide more details regarding its two recent acquisitions on its third quarter 2020 earnings conference call.

Earnings Release and Conference Call Dates and Times Set

The Company expects to release financial results for the quarter ended September 30, 2020, after market close on Thursday, November 5, 2020, and host a conference call for interested parties on Friday, November 6, 2020, at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the link below:

http://www.directeventreg.com/registration/event/5458229

Interested parties are also able to access a live webcast through the Company's Investor Relations website at http://investors.remax.com/. Please join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Investor Relations website for a limited time as well.

Footnotes:

1 Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or "branchises".

2 Adjusted EBITDA and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 130,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX Holdings launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 125 offices across more than 30 states.

Forwarding-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements regarding agent count, revenue, non-GAAP financial measures, the Company's third quarter outlook, the impact of the acquisitions of wemlo and Gadberrry Group, including when the acquisition will become accretive, and the Company's acquisition strategy. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the global COVID-19 pandemic, which poses significant and widespread risks to the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers. The duration and magnitude of the impact from the COVID-19 pandemic depend on future developments that cannot be predicted at this time. The Company has already experienced significant disruption to its business as a result of the COVID-19 pandemic and such disruptions may continue. Notwithstanding any mitigation actions the Company has initiated and expects to continue as the crisis is ongoing, sustained material revenue declines relating to this crisis could impact the Company's financial condition, results of operations, stock price and ability to access the capital markets. Other important risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) the Company's ability to implement its technology initiatives, and (8) the Company's ability to successfully integrate wemlo and Gadberry Group and (9) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Non-GAAP Measures

To supplement its condensed consolidated financial statements prepared and presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses Adjusted EBIDTA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.

Because Adjusted EBITDA omits certain non-cash items and other non-recurring cash charges or other items, the Company believes that Adjusted EBITDA is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA because the Company believes it is useful as a supplemental measure in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA as a factor in evaluating the performance of the business. The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters as described above, including: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items. The Company is not able to provide a reconciliation of the Company's Adjusted EBITDA guidance to the corresponding GAAP financial measure because of the uncertainty regarding, and the potential variability of, these future charges and costs which are reconciling items between Adjusted EBITDA and GAAP net income. Accordingly, a reconciliation of Adjusted EBITDA guidance to GAAP net income is not available without unreasonable effort.

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined below) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, acquisition-related expense and equity-based compensation expense).

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com; Media Contact: Samantha Rotbart, (720) 352-1197, srotbart@remax.com